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                                                                     EXHIBIT 4.3


                          FIRST AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     This First Amended and Restated Registration Rights Agreement dated as of December 5, 1999 (this "Agreement") is made by and among Braun Consulting, Inc., a Delaware corporation (the "Corporation"), Helene O. Amster, John D. Vairo, and Randy Dieterle (collectively, the "ETCI Shareholders").

     WHEREAS, pursuant to a Merger Agreement (the "Merger Agreement") dated as of December 1, 1999, by and among the Corporation, Emerging Technologies Consultants, Inc. a Pennsylvania corporation ("ETCI"), and Helene O. Amster and John D. Vairo, the Corporation issued to Helene O. Amster and John D. Vairo 445,225 shares of the Corporation's common stock, $0.001 par value ("Common Stock"); and

     WHEREAS, the Corporation, Helene O. Amster and John D. Vairo are parties to the certain Registration Rights Agreement dated as of December 1, 1999, relative to their Common Stock; and

     WHEREAS, Randy Dieterle is currently the owner and holder of 43,200 shares of the Common Stock; and

     WHEREAS, the Corporation and the ETCI Shareholders desire to amend and restate the Registration Rights Agreement dated as of December 1, 1999, by including Randy Dieterle among the ETCI Shareholders.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
the following meanings:

            1.1 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

            1.2 The term "Holder" means any ETCI Shareholder, and any other person or entity holding Registrable Securities.

            1.3 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

            1.4 The term "Registrable Securities" means (1) the Common Stock issued to the ETCI Shareholders pursuant to the Merger Agreement; and (2) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities may be resold without any restriction under the Securities Act.

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            1.5  The term "SEC" means the Securities and Exchange Commission.

            1.6 The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

     Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Merger Agreement.

     2.   Demand Registration.
          -------------------

            2.1 During the period commencing on the 181st day after the Closing of the transaction contemplated by the Merger Agreement and ending on the 240th day after the completion of the transaction contemplated by the Merger Agreement, the ETCI Shareholders shall have the right to submit to the Corporation a written notice that states the number of Registrable Securities to be sold (a "Demand Notice") to effect a registration under the Securities Act for up to sixty-four percent (64%) (including any shares previously registered pursuant to Paragraph 3 hereinbelow) of the Registrable Securities held by such ETCI Shareholder, whereupon the Corporation shall promptly give each Holder (other than the submitting ETCI Shareholders) written notice of such Demand Notice. Upon the irrevocable written request of any Holder (other than the submitting ETCI Shareholder) given within twenty-one (21) days after mailing of any such notice by the Corporation, the Corporation shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested be registered, up to the limitation of the aggregate of sixty-four percent (64%) (including any shares previously registered pursuant to Paragraph 3 hereinbelow) of the Registrable Securities for any such Holder; and provided that the Corporation shall not be obligated to file and cause to become effective a registration statement under this subsection unless the aggregate number of shares of Common Stock to be covered by such statement is 200,000 or more shares; and provided, further, that the Corporation shall not be obligated to file and cause to become effective more than one (1) registration statement under this subsection.

            2.2 All Registrable Securities to be sold under a registration statement pursuant to this section shall be sold by Salomon Smith Barney, Inc. (or any successor thereto) in an orderly process.

            2.3 Notwithstanding the foregoing, the Corporation may delay a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Corporation determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Corporation (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Corporation's stockholders. If, after a registration statement becomes effective, the Corporation advises the Holders that the Corporation considers it appropriate for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their registered shares until the Corporation advises them that the registration statement has been amended.

     3.   Corporation Registration.  Subject to Section 7 of this Agreement, if
          ------------------------
at any time, or from time to time, the Corporation determines to register any of its Common Stock under the

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Securities Act in connection with the public offering of such securities for its own account or for the accounts of other stockholders, solely for cash on a form that would also permit the registration of the Registrable Securities (other than on Form S-4, S-8 or any successor forms thereto) the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the irrevocable written request of any Holder given within thirty (30) days after mailing of any such notice by the Corporation, the Corporation shall use, subject to the limitations set forth in Section 7.1, its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested be registered. Notwithstanding the foregoing, no such notice need be given of any determination by the Corporation to register any of its Common Stock on Form S-3 (or any successor form thereto) under the Securities Act in connection with any re-offering or re-sale of such securities by a stockholder who or which received such securities in connection with any merger, acquisition, consolidation or similar transaction involving the Corporation and the Corporation shall not be under any obligation hereunder to include in any such registration the Registrable Securities of any Holder.

     4.   Obligations of the Corporation. Whenever required under Section 2 or 3
          ------------------------------
to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

            4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Corporation shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days.

            4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            4.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            4.4 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction.

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     5.   Furnish Information.  It shall be a condition precedent to the
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obligations of the Corporation to take any action pursuant to this Agreement that the Holders shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

     6.   Corporation Registration Expenses.  All expenses (excluding
          ---------------------------------
underwriters' discounts and commissions) incurred in connection with a registration pursuant to Sections 2 or 3, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the Holders in such registration and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Corporation.

     7.   Underwriting Requirements.
          -------------------------

            7.1 In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Registrable Securities in such underwriting unless the Holders of such Registrable Securities accept the terms of the underwriting as agreed upon between the Corporation and underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Holders or the holders of comparable registration rights request to be included in an underwritten offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Corporation shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and any other selling stockholders according to the total amount of securities owned by said selling Holders and any other selling stockholders, or in such other proportions as shall mutually be agreed to by such selling Holders or any other selling stockholders).

            7.2 With respect to any underwriting of shares, the Corporation shall have the right to designate the managing underwriter or underwriters.

     8.   Delay of Registration.  No Holder shall have any right to take any
          ---------------------
action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     9.   Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

            9.1 To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon

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the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation or any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required by the Corporation in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            9.2 To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and will reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided further that no Holder shall have any liability under this Section 9.2 in excess of the net proceeds actually received by such Holder in the relevant public offering.

            9.3  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with

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any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

     10.  Reports Under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees that while it has a class of equity securities registered under the Exchange Act, it will use its commercially reasonable efforts to:

          10.1 make and keep public information available, as those terms are understood and defined in Rule 144;

          10.2 file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

          10.3 furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     11.  Mergers, Etc.  The Corporation shall not, directly or indirectly,
          -------------
enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the Holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

     12.  Notices.  All notices, requests, consents and other communications
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hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission with confirmation of receipt, or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

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          12.1   if to the Corporation, to:        with a copy to:

                 Braun Consulting, Inc.            Locke Liddell & Sapp LLP
                 30 West Monroe, Suite 300         600 Travis, 3400 Chase Tower
                 Chicago, Illinois 60603           Houston, Texas 77002
                 Attention: Steven J. Braun        Attention: Marcus A. Watts
                 Facsimile: (312) 984-7033         Facsimile: (713) 223-3717

          12.2   if to the ETCI Shareholders, to:  with a copy to:

                 Sidney E. Amster                  Kulzer & DiPadova
                 c/o Emerging Technologies         76 Euclid Avenue
                 131 Gaither Drive, Suite F        Haddonfield, New Jersey 08064
                 Mt. Laurel, New Jersey 08064      Attention: Michael A. Kulzer
                                                   Facsimile: (856) 795-8982

     13.  Miscellaneous.
          -------------

          13.1 Entire Agreement; Effect on Prior Documents. The Agreement contains the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior negotiations, commitments, agreements and understandings, written or oral, between or among them concerning such subject matter.

          13.2 Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least a majority in voting power of the then-outstanding Registrable Securities.


          13.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois without regard to its principles of conflicts of laws.

          13.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.5 Certain Matters of Construction. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          13.6 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute but one agreement.

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          13.7   Third-Party Beneficiaries. This Agreement and the rights and obligations herein shall extend to the former holders of Class B common stock of ETCI listed on Exhibit A attached to this Agreement, and such holders shall be third-party beneficiaries of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.



                                    BRAUN CONSULTING, INC.


                                 By: /s/ Gregory A. Ostendorf
                                    ----------------------------------
                                    Gregory A. Ostendorf, Secretary


                                     /s/ Helene O. Amster
                                    ----------------------------------
                                    Helene O. Amster


                                    /s/ John D. Vairo
                                    ----------------------------------
                                    John D. Vairo



                                    /s/ Randy Dieterle
                                    ----------------------------------
                                    Randy Dieterle

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